UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2016

Cartesian, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)

(913) 345-9315
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement
On July 29, 2016, Cartesian Limited (the "Company"), a U.K. subsidiary of Cartesian, Inc., entered into an Invoice Discounting Agreement and a Debenture (security agreement) (collectively, the "Agreement") with RBS Invoice Finance Limited ("RBS"). Pursuant to the terms of the Agreement, the Company may assign to RBS certain eligible accounts receivable of the Company (such purchased accounts, the "Purchased Accounts").
The Agreement has a maximum funding level of £3,000,000. At the time of the purchase of a Purchased Account, RBS will make an initial payment to the Company of no more than 50% of the Purchased Account. Upon collection of a Purchased Account, RBS will pay to the Company the amount of the Purchased Account, less the initial payment and a discounting charge. The discounting charge is computed on a daily basis until the amount of the Purchased Account is paid to RBS, and equals the amount of the Purchased Account multiplied by the sum of the National Westminster Bank Plc base rate then in effect plus 1.75% divided by 365. The Agreement also includes a fixed fee service charge of £833 per month. The Agreement has a loan concentration limit regarding the obligors on Purchased Accounts.
The Company's obligations under the Agreement are secured by certain assets of the Company, including all equipment and intellectual property of the Company, all stock of subsidiaries held by the Company and certain accounts receivable of the Company. Under the Agreement, the Company's net worth, as measured by issued share capital and retained earnings, less all intangible assets, may not fall below £7,500,000 in any 12 month period.
RBS may require the Company to repurchase Purchased Accounts upon a number of specified events, including if the Company breaches or defaults on any of its obligations under the Agreement or if the Company fails to meet the net worth requirement.
The Agreement has an initial term of 12 months and continues after the initial term until terminated by either the Company or RBS. The Company may terminate the Agreement at any time during the initial term upon approval of RBS or upon six months notice of intent to terminate. RBS may terminate the Agreement upon certain other events or conditions included in the Agreement.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures in Item 1.01 of this report, which are incorporated herein by reference.
Item 7.01    Regulation FD
On August 2, 2016, Cartesian, Inc. issued a press release announcing the entry into the Invoice Discounting Agreement, as described under Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Invoice Discounting Agreement dated July 29, 2016 between Cartesian Limited and RBS Invoice Finance Limited.
10.2	Debenture (security agreement) dated July 29, 2016 between Cartesian Limited and RBS Invoice Finance Limited.
99.1	Press Release dated August 2, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ John C. Ferrara
John C. Ferrara Chief Financial Officer

Date: August 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Invoice Discounting Agreement dated July 29, 2016 between Cartesian Limited and RBS Invoice Finance Limited.
10.2	Debenture (security agreement) dated July 29, 2016 between Cartesian Limited and RBS Invoice Finance Limited.
99.1	Press Release dated August 2, 2016